Exhibit 99.2

INSMED INCORPORATED

NON-QUALIFIED STOCK OPTION INDUCEMENT AWARD AGREEMENT

No. of shares subject to Option:  200,000

THIS AGREEMENT dated this April 1, 2013, between INSMED INCORPORATED, a Virginia corporation (the “Company”), and Matthew Pauls (“Participant”), is made in connection with Participant’s entry into that certain employment agreement with the Company dated as of April 1, 2013 (the “Employment Agreement”) and is an inducement material to the Participant’s entry into employment within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of any employment, consulting or similar services agreement (including the Employment Agreement) between the Participant and the Company as may be in effect (the “Service Agreement”), the Service Agreement shall control, and this Agreement shall be deemed to be modified accordingly.

1.                                      Grant of Option.  The Company, on April 1, 2013 (the “Date of Grant”), granted to Participant, subject to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of 200,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) at the option price of $7.45 per share, being not less than the closing price of a share of our Common Stock on the NASDAQ on the Date of Grant (the “Option”).  This Option is intended to be a nonqualified stock option and not an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  This Option is exercisable as hereinafter provided.

2.                                      Terms and Conditions.  This Option is subject to the following terms and conditions:

(a)  Expiration Date.  This Option shall expire ten years from the Date of Grant (the “Expiration Date”).

(b)  Exercise of Option.  Except as provided in paragraphs 3, 4 and 5, this Option shall be exercisable with respect to twenty-five percent (25%) of the shares of Common Stock subject to this Option on the first anniversary of the Date of Grant (the “First Anniversary Date”) and with respect to an additional twelve and a half percent (12.5%) of the shares of Common Stock subject to this Option on the sixth month anniversary of the First Anniversary Date and each sixth month anniversary date thereafter through the fourth anniversary of the Date of Grant. If the foregoing schedule would produce fractional shares, the number of shares for which the Option becomes exercisable shall be rounded down to the nearest whole share. Once this Option has become exercisable in accordance with the preceding sentence it shall continue to be exercisable until the termination of Participant’s rights hereunder pursuant to paragraph 3, 4 or 5 or until the Option has expired pursuant to subparagraph 2(a).  A partial exercise of this Option shall not affect Participant’s right to exercise this Option with respect to the remaining shares, subject to the conditions of this Agreement.

(c)  Method of Exercising Option and Payment for Shares.  This Option shall be exercised by written notice delivered to the attention of the Company’s Principal Financial Officer at the Company’s principal office in New Jersey (see attachment A — “Notice of Option Exercise”).  The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery.  Such notice shall be accompanied by payment of the Option price in full, in cash or cash equivalent acceptable to the Company, or by the surrender of shares of Common Stock with an aggregate fair market value (determined by the closing price of a share of our Common Stock as of the day preceding the exercise date) which, together with any cash or cash equivalent paid, is not less than the Option price for the number of shares for which this Option is being exercised.

(d)  Nontransferability.  This Option may not be transferred except by will or by the laws of descent and distribution.  During Participant’s lifetime, this Option may be exercised only by Participant.

(e)                                  Shareholder Rights.  Participant shall not have any rights as a shareholder with respect to shares subject to the Option until the date of exercise of such Option.

3.                                      Exercise in the Event of Death.  In the event Participant dies before the expiration of this Option pursuant to subparagraph 2(a), this Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) on the date of Participant’s death.  In that event, this Option may be exercised, to the extent exercisable under subparagraph 2(b), by Participant’s estate or by the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution.  Participant’s estate or such persons may exercise this Option within one (1) year of Participant’s death or during the remainder of the period preceding the Expiration Date, whichever is shorter.

4.                                      Exercise in the Event of Permanent and Total Disability.  In the event Participant becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (“Permanently and Totally Disabled”) before the expiration of this Option pursuant to subparagraph 2(a), this Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) on the date he ceases to be employed by the Company and its affiliates as a result of his becoming Permanently and Totally Disabled.  In that event, Participant may exercise this Option, to the extent exercisable under subparagraph 2(b), within one (1) year of the date he ceases to be employed by the Company and its affiliates as a result of his becoming Permanently and Totally Disabled or during the period preceding the Expiration Date, whichever is shorter.

5.                                      Exercise After Termination of Employment.  Except as provided in paragraphs 3 and 4 hereof, if the Participant ceases to be employed by the Company and its affiliates prior to the Expiration Date, this Option shall be exercisable for all or part of the number of shares that the Participant was entitled to purchase under subparagraph 2(b), as well as set forth under any Service Agreement, on the date of Participant’s termination of employment. In that event, Participant may exercise this Option, to the extent exercisable under subparagraph 2(b) and/or under a Service Agreement, during the remainder of the period preceding the Expiration Date or until the date that is three (3) months after the date he ceases to be employed by the Company and its affiliates, whichever is shorter.

6.                                      Notice.  Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the Company at its principal place of business or to the Participant at the address on the payroll records of the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.  Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person.

7.                                      Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.

8.                                      No Right to Continued Employment.  This Option does not confer upon Participant any right to continue in the employ of the Company or an affiliate, nor shall it interfere in any way with the right of the Company or an affiliate to terminate such employment at any time.

9.                                      Change in Capital Structure.  The terms of this Option (including the number of shares subject hereto and the option price) shall be equitably adjusted as the Company determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

10.                               Change in Control.  The Company shall have the discretion to determine the treatment of the Option upon the occurrence of a Change in Control.  Notwithstanding the foregoing, if Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason during the one year period following the occurrence of a Change of Control, then the Option will vest in full and become immediately exercisable.  Capitalized terms used in this paragraph 10 shall have the meanings set forth in the Employment Agreement.

11.                               Tax Withholding.  To the extent required by applicable federal, state, local or foreign law, the Company may and/or the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to the Option, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under this Option, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Company, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of the Participant, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under this Option or any other award held by the Participant or by the Participant tendering to the Company cash or, if allowed by the Company, shares of Common Stock.

12.                               Administration.  Any question concerning the interpretation of this Agreement or the Option, any adjustments required to be made to the Option hereunder, and any controversy that may arise with respect to the Option will be determined by the Company in its sole and absolute discretion.  All decisions by the Company shall be final, binding and conclusive.

13.                               Compliance with Laws and Regulations.               Participant hereby acknowledges, represents and warrants to the Company that, unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock to be received upon the exercise of the Option is effective and current at the time of exercise of the Option, (i) the shares of Common Stock to be issued upon the exercise of the Option will be unregistered and acquired by Participant for his own account, for investment only and not with a view to the resale or distribution thereof and (ii) the shares of Common Stock to be issued upon the exercise of the Option may not be sold or transferred unless a registration statement under the Securities Act with respect to the resale of such shares is effective and current or such registration is determined to be unnecessary.  Nothing herein shall be construed as requiring the Company to register the shares subject to the Option under the Securities Act.  Notwithstanding anything herein to the contrary, if at any time the Company shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to the Option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the issuance of shares of Common Stock hereunder, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

14.                               Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Virginia.

15.                               Binding Effect.  Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

INSMED INCORPORATED

By:	/s/ Will Lewis
Name:	Will Lewis
Title:	President and CEO

Matthew Pauls
[NAME OF PARTICIPANT]

Attachment A

Chief Financial Officer

Insmed Incorporated

9 Deer Park Drive, Suite C

Monmouth Junction, NJ 08852-1919

Notice Of Option Exercise

This letter is notice of my decision to exercise the option that was granted to me on                                     .   The exercise will be effective on                                   .   I am exercising the option for                                  shares of Common Stock.  Enclosed is my check for $                     , which is the aggregate option price for the number of shares for which I am exercising the option.

Please issue the certificate according to the following instructions:

Name/entity stock certificate issued to:

(If entity is a trust, please include date trust was established)

Address to send stock certificate:

Sincerely,

Accepted by:

Date:

Note:  The date of exercise cannot be earlier than the date of delivery of this notice or the postmark, if the notice is mailed.

INSMED INCORPORATED

NON-QUALIFIED STOCK OPTION INDUCEMENT AWARD AGREEMENT

No. of shares subject to Option:  100,000

THIS AGREEMENT dated this April 1, 2013, between INSMED INCORPORATED, a Virginia corporation (the “Company”), and Matthew Pauls (“Participant”), is made in connection with Participant’s entry into that certain employment agreement with the Company dated as of April 1, 2013 (the “Employment Agreement”) and is an inducement material to the Participant’s entry into employment within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of any employment, consulting or similar services agreement (including the Employment Agreement) between the Participant and the Company as may be in effect (the “Service Agreement”), the Service Agreement shall control, and this Agreement shall be deemed to be modified accordingly.

1.                                      Grant of Option.  The Company, on April 1, 2013 (the “Date of Grant”), granted to Participant, subject to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of an aggregate of 100,000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) at the option price of $7.45 per share, being not less than the closing price of a share of our Common Stock on the NASDAQ on the Date of Grant (the “Option”).  This Option is intended to be a nonqualified stock option and not an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  This Option is exercisable as hereinafter provided.

2.                                      Terms and Conditions.  This Option is subject to the following terms and conditions:

(a)  Expiration Date.  This Option shall expire ten years from the Date of Grant (the “Expiration Date”).

(b)  Exercise of Option.  Except as provided in paragraphs 3, 4 and 5, this Option shall be exercisable with respect to one hundred percent (100%) of the shares of Common Stock subject to this Option on the date of the Company’s issuance of a quarterly or annual earnings release, as applicable, pertaining to the fiscal quarter during which the Company’s cumulative revenues from all approved products (as determined in accordance with U.S. GAAP) first exceeds $25 million, subject to Participant’s continued employment with the Company through such date. Once this Option has become exercisable in accordance with the preceding sentence it shall continue to be exercisable until the termination of Participant’s rights hereunder pursuant to paragraph 3, 4 or 5 or until the Option has expired pursuant to subparagraph 2(a).  A partial exercise of this Option shall not affect Participant’s right to exercise this Option with respect to the remaining shares, subject to the conditions of this Agreement.

(c)  Method of Exercising Option and Payment for Shares.  This Option shall be exercised by written notice delivered to the attention of the Company’s Principal Financial Officer at the Company’s principal office in New Jersey (see attachment A — “Notice of Option

Exercise”).  The exercise date shall be (i) in the case of notice by mail, the date of postmark, or (ii) if delivered in person, the date of delivery.  Such notice shall be accompanied by payment of the Option price in full, in cash or cash equivalent acceptable to the Company, or by the surrender of shares of Common Stock with an aggregate fair market value (determined by the closing price of a share of our Common Stock as of the day preceding the exercise date) which, together with any cash or cash equivalent paid, is not less than the Option price for the number of shares for which this Option is being exercised.

(d)  Nontransferability.  This Option may not be transferred except by will or by the laws of descent and distribution.  During Participant’s lifetime, this Option may be exercised only by Participant.

(e)                                  Shareholder Rights.  Participant shall not have any rights as a shareholder with respect to shares subject to the Option until the date of exercise of such Option.

3.                                      Exercise in the Event of Death.  In the event Participant dies before the expiration of this Option pursuant to subparagraph 2(a), this Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) on the date of Participant’s death.  In that event, this Option may be exercised, to the extent exercisable under subparagraph 2(b), by Participant’s estate or by the person or persons to whom his rights under this Option shall pass by will or the laws of descent and distribution.  Participant’s estate or such persons may exercise this Option within one (1) year of Participant’s death or during the remainder of the period preceding the Expiration Date, whichever is shorter.

4.                                      Exercise in the Event of Permanent and Total Disability.  In the event Participant becomes permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (“Permanently and Totally Disabled”) before the expiration of this Option pursuant to subparagraph 2(a), this Option shall be exercisable with respect to all or part of the shares of Common Stock that Participant was entitled to purchase under subparagraph 2(b) on the date he ceases to be employed by the Company and its affiliates as a result of his becoming Permanently and Totally Disabled.  In that event, Participant may exercise this Option, to the extent exercisable under subparagraph 2(b), within one (1) year of the date he ceases to be employed by the Company and its affiliates as a result of his becoming Permanently and Totally Disabled or during the period preceding the Expiration Date, whichever is shorter.

5.                                      Exercise After Termination of Employment.  Except as provided in paragraphs 3 and 4 hereof, if the Participant ceases to be employed by the Company and its affiliates prior to the Expiration Date, this Option shall be exercisable for all or part of the number of shares that the Participant was entitled to purchase under subparagraph 2(b), as well as set forth under any Service Agreement, on the date of Participant’s termination of employment. In that event, Participant may exercise this Option, to the extent exercisable under subparagraph 2(b) and/or under a Service Agreement, during the remainder of the period preceding the Expiration Date or until the date that is three (3) months after the date he ceases to be employed by the Company and its affiliates, whichever is shorter.

6.                                      Notice.  Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the Company at its principal place of business or to the Participant at the address on the payroll records of the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.  Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person.

7.                                      Fractional Shares.  Fractional shares shall not be issuable hereunder, and when any provision hereof may entitle Participant to a fractional share such fraction shall be disregarded.

8.                                      No Right to Continued Employment.  This Option does not confer upon Participant any right to continue in the employ of the Company or an affiliate, nor shall it interfere in any way with the right of the Company or an affiliate to terminate such employment at any time.

9.                                      Change in Capital Structure.  The terms of this Option (including the number of shares subject hereto and the option price) shall be equitably adjusted as the Company determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

10.                               Change in Control.  The Company shall have the discretion to determine the treatment of the Option upon the occurrence of a Change in Control.  Notwithstanding the foregoing, if Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason during the one year period following the occurrence of a Change of Control, then the Option will vest in full and become immediately exercisable.  Capitalized terms used in this paragraph 10 shall have the meanings set forth in the Employment Agreement.

11.                               Tax Withholding.  To the extent required by applicable federal, state, local or foreign law, the Company may and/or the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise with respect to the Option, or the issuance or sale of any shares of Common Stock. The Company shall not be required to recognize any Participant rights under this Option, to issue shares of Common Stock or to recognize the disposition of such shares of Common Stock until such obligations are satisfied. To the extent permitted or required by the Company, these obligations may or shall be satisfied by the Company withholding cash from any compensation otherwise payable to or for the benefit of the Participant, the Company withholding a portion of the shares of Common Stock that otherwise would be issued to a Participant under this Option or any other award held by the Participant or by the Participant tendering to the Company cash or, if allowed by the Company, shares of Common Stock.

12.                               Administration.  Any question concerning the interpretation of this Agreement or the Option, any adjustments required to be made to the Option hereunder, and any controversy that may arise with respect to the Option will be determined by the Company in its sole and absolute discretion.  All decisions by the Company shall be final, binding and conclusive.

13.                               Compliance with Laws and Regulations.  Participant hereby acknowledges, represents and warrants to the Company that, unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock to be received upon the exercise of the Option is effective and current at the time of exercise of the Option, (i) the shares of Common Stock to be issued upon the exercise of the Option will be unregistered and acquired by Participant for his own account, for investment only and not with a view to the resale or distribution thereof and (ii) the shares of Common Stock to be issued upon the exercise of the Option may not be sold or transferred unless a registration statement under the Securities Act with respect to the resale of such shares is effective and current or such registration is determined to be unnecessary.

Nothing herein shall be construed as requiring the Company to register the shares subject to the Option under the Securities Act.  Notwithstanding anything herein to the contrary, if at any time the Company shall determine, in its discretion, that the listing or qualification of the shares of Common Stock subject to the Option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the issuance of shares of Common Stock hereunder, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

14.                               Governing Law.  This Agreement shall be governed by the laws of the Commonwealth of Virginia.

15.                               Binding Effect.  Subject to the limitations stated above, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of Participant and the successors of the Company.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and Participant has affixed his signature hereto.

INSMED INCORPORATED

By:	/s/ Will Lewis
Name:	Will Lewis
Title:	President and CEO

Matthew Pauls
[NAME OF PARTICIPANT]

Attachment A

Chief Financial Officer

Insmed Incorporated

9 Deer Park Drive, Suite C

Monmouth Junction, NJ 08852-1919

Notice Of Option Exercise

This letter is notice of my decision to exercise the option that was granted to me on                                     .   The exercise will be effective on                                   .   I am exercising the option for                                  shares of Common Stock.  Enclosed is my check for $                     , which is the aggregate option price for the number of shares for which I am exercising the option.

Please issue the certificate according to the following instructions:

Name/entity stock certificate issued to:

(If entity is a trust, please include date trust was established)

Address to send stock certificate:

Sincerely,

Accepted by:

Date:

Note:  The date of exercise cannot be earlier than the date of delivery of this notice or the postmark, if the notice is mailed.